Exhibit 3.1

BY-LAWS
As Amended through January 30, 2018
NOBLE ENERGY, INC.
ARTICLE I
OFFICES
Section 1.    The registered office of the Corporation shall be 100 West Tenth Street, City of Wilmington, New Castle County, Delaware.
Section 2.    The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    All meetings of the stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2(a).    Annual meetings of stockholders shall be held on the fourth Tuesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m. or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.
(b).At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) be properly brought before the meeting by or at the direction of the Board of Directors or (iii) (1) be properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of notice provided for in this Section 2(b) and on the record date(s) for the determination of stockholders entitled to notice of and to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2(b) and Section 2(c) below and (2) constitute a proper subject to be brought before the annual meeting. In order for business (other than the nomination

Exhibit 3.1

of persons for election as directors, which must be made pursuant to Article III, Sections 1(e) and 1(f) of these By-laws) to be properly brought before the annual meeting of stockholders by a stockholder, the business (including but not limited to stockholder proposals under Securities and Exchange Commission Rule 14a-8) must be legally proper, all applicable regulatory requirements complied with, and such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the 120th calendar day and no earlier than the 150th calendar day before the anniversary date of the mailing of the proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that in the event that (A) no annual meeting was held in the previous year or (B) the annual meeting is called for a date that is more than 30 calendar days before or more than 60 calendar days after such anniversary date, the notice must be received no later than the close of business on the 90th calendar and no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the tenth day following the earlier of the day on which notice of the meeting date was mailed or public announcement of the meeting date was made by the Corporation. In no event shall any adjournment or postponement of a meeting of stockholders, or the public announcement of an adjournment or postponement, commence a new time period for the giving of a stockholder’s notice as described above.
(c).To be in proper written form, a stockholder's notice to the Secretary shall set forth, as applicable as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, as to each matter the stockholder proposes to bring before the annual meeting of stockholders: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (iii) (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions

Exhibit 3.1

is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith have any right to vote any class or series of shares of the Corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith are entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, and (9) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or

Exhibit 3.1

associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (iv) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any; and (v) any other information relating to such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(d).The filing of a stockholder notice as required by Section 2(c) above shall not, in and of itself, constitute the bringing of the business described therein before the annual meeting. The chairman of the meeting shall, if the facts warrant, determine that (1) the business proposed to be brought before the meeting is not a proper subject therefor and/or (2) such business was not properly brought before the meeting in accordance with the provisions hereof, and if he should so determine, he shall declare to the meeting that (1) the business proposed to be brought before the meeting is not a proper subject thereof and/or (2) such business was not properly brought before the meeting and shall not be transacted.
Section 3.    Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
Section 4.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 5.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire

Exhibit 3.1

capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
Section 6.    Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
Section 7.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 8.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 9.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting (other than the election of directors), unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. For avoidance of doubt, “abstentions” and “broker nonvotes” are considered for purposes of establishing a quorum but are not considered as votes cast either “for” or “against” any question brought before such meeting. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article III, Sections 1(e) and 1(f) of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to

Exhibit 3.1

the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. For purposes of this Article II, Section 9 of these By-laws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). Where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.
Section 10.    Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
Section 11(a).    Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.
(b).Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.
(c).Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Section 12.    Either the Board of Directors or, in the absence of an appointment of inspectors by the Board, the Chairman of the Board or the President shall, in advance of each meeting

Exhibit 3.1

of the stockholders, appoint one or more inspectors to act at such meeting and make a written report thereof. In connection with any such appointment, one or more persons may, in the discretion of the body or person making such appointment, be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at any meeting of stockholders, the chairman of such meeting shall appoint one or more inspectors to act at such meeting. Each such inspector shall perform such duties as are required by law and as shall be specified by the Board, the Chairman of the Board, the President or the chairman of the meeting. Each such inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such an inspector.
ARTICLE III
DIRECTORS
Section 1(a).    The number of directors which shall constitute the whole Board shall be not less than three nor more than fifteen. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting.
(b).A person shall be eligible to be elected a director until the annual meeting next succeeding such person's 72nd birthday.
(c).The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified.
(d).Directors need not be stockholders.
(e).Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may only be made by the Board of Directors (or any duly authorized committee thereof) or by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of notice provided for in this Section 3(b) and on the record date(s) for the determination of stockholders entitled to notice of and to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 1(e) and Section 1(f) below. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation: (i) with respect to an election to be held at an annual meeting of stockholders,

Exhibit 3.1

no later than the close of business on the 120th calendar day and no earlier than the 150th calendar day before the anniversary date of the mailing of the proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that in the event that (1) no annual meeting was held in the previous year or (2) the annual meeting is called for a date that is more than 30 calendar days before or more than 60 calendar days after such anniversary date, the notice must be received no later than the close of business on the 90th calendar and no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the tenth day following the earlier of the day on which notice of the meeting date was mailed or public announcement of the meeting date was made by the Corporation; and (ii) with respect to an election to be held at a special meeting of stockholders, no later than the close of business on the 120th calendar day and no earlier than the 150th calendar day befodre the date of such special meeting or, or, if the first public announcement of the date of such special meeting is less than 100 calendar days prior to the date of such special meeting, the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and, if applicable, of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of an annual or special meeting of stockholders, or the public announcement of an adjournment or postponement, commence a new time period for the giving of a stockholder’s notice as described above.
(f).To be in proper written form, a stockholder's notice to the Secretary must set forth: (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the information that would be required by Section 2(c)(iii), (iv) and (v) of Article II of these By-laws if such person were proposing to bring business before the annual meeting of stockholders; (iv) a statement whether such person, if elected, intends to tender, promptly following such person's election or reelection, an irrevocable resignation effective upon such person's failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation's Corporate Governance Guidelines; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (B) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination is made: (i) the name and address, as they appear on the Corporation's books, of such stockholder and of such beneficial owner; (iii) the information that would be required by Section 2(c)(iii), (iv) and (v) of Article II of these By-laws if such stockholder and such beneficial owner were proposing to bring business before the annual meeting of stockholders, and (iv) a description of all arrangements or understandings between

Exhibit 3.1

such stockholder or such beneficial owner and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder and such beneficial owner; and (v) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonable require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 1(e) above and this Section 1(f) or Section 2 hereunder. The chairman of the meeting shall determine whether a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall declare to the meeting that the nomination was defective, and such defective nomination shall be disregarded.
Section 2(a).    When the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of the stockholders, subject to the provisions of this Section 2, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information, of any person or persons, as applicable, nominated for election (the “Stockholder Nominee(s)”) to the Board of Directors by a stockholder or group of not more than twenty-five stockholders (for this purpose, any two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies”, as defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be counted as one stockholder) that satisfies the requirements of Section 2(e) of this Article III (the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 2 (the “Notice of Proxy Access Nomination”) to have its nominee or nominees, as applicable, included in the Corporation’s proxy materials pursuant to this Section 2. For purposes of this Section 2, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary concerning the Stockholder Nominee(s) and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words for each nominee, in support of the candidacy of the Stockholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
(b).To be timely for purposes of this Section 2, the Notice of Proxy Access Nomination must be delivered to the Secretary be delivered to or mailed and received at the principal executive

Exhibit 3.1

offices of the Corporation no later than the close of business on the 120th calendar day and no earlier than the 150th calendar day before the anniversary date of the mailing of the proxy materials for the immediately preceding annual meeting of stockholders; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the annual meeting is called for a date that is more than 30 calendar days before or more than 60 calendar days after such anniversary date, the Notice of Proxy Access Nomination must be received no later than the close of business on the 90th calendar and no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the tenth day following the earlier of the day on which notice of the meeting date was mailed or public announcement of the meeting date was made by the Corporation. In no event shall an adjournment or postponement of a meeting of stockholders, or the public announcement of an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above. For the purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(c).The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the largest whole number below 25%. In the event that one or more vacancies for any reason occurs on the board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2 whom the Board of Directors decides to nominate as a nominee for director shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2 exceeds the maximum number of nominees provided for in this Section 2. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2 exceeds the maximum number of nominees provided

Exhibit 3.1

for in this Section 2, the highest ranking Stockholder Nominee who meets the requirements of this Section 2 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 2, if the Corporation receives notice pursuant to Sections 1(e) and 1(f) of this Article III that any stockholder intends to nominate for election at such meeting one or more persons, the maximum number of Stockholder Nominees provided for in this Section 2 shall be reduced by the number of persons so nominated, provided, however that the number of Stockholder Nominees under a Proxy Access Nomination to be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Section 2 shall not be reduced below one Stockholder Nominee.
(d).For purposes of this Section 2, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 2, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of

Exhibit 3.1

the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the general rules and regulations under the Exchange Act.
(e).In order to make a nomination pursuant to this Section 2, an Eligible Stockholder must have owned the Required Ownership Percentage of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period as of both the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary in accordance with this Section 2 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 2, the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is three years. Within the time period specified in this Section 2 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination with respect to each Stockholder Nominee pursuant to Section (B) of this Article III; (iv) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (v) a representation that the Eligible Stockholder (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not currently have such intent, (b) currently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (d) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) a representation as to

Exhibit 3.1

the Eligible Stockholder’s intentions with respect to maintaining qualifying ownership of the Required Shares for at least one year following the annual meeting; and (vii) an undertaking that the Eligible Stockholder agrees to (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.
(f).Within the time period specified in this Section 2 for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary the representations, agreements and other information required by Sections 1(e) and 1(f) of this Article III.
(g).In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.
(h).The Corporation shall not be required to include, pursuant to this Section 2, a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) for which the Secretary receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Sections 1(e) and 1(f) of this Article III, (ii) if the Eligible Stockholder that has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if the Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with service as a director of the Corporation, (iv) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing

Exhibit 3.1

independence of the Corporation’s directors, in each case as determined by the Board of Directors, (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (vi) who is or has been, within the past fiscal year, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, or (x) if the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 2.
(i).Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer of the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 2, as determined by the Board of Directors or such presiding officer or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 2.
(j).Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 15% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2 for the next two annual meetings. For the avoidance of doubt, this Section 2 shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section (B) of this Article III.
(k).Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 2 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require that each stockholder that is a member of such group to provide such written statements, representations, undertakings, agreements or other instruments and to meet

Exhibit 3.1

such other conditions. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(l).This Section 2 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.
Section 3.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
Section 4.    The business of the Corporation shall be managed by its regular Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
Section 5.    The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Members of the Board, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.
Section 6.    The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special

Exhibit 3.1

meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 7.    Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.
Section 8.    Special meetings of the Board may be called by the President on three days' notice to each director, either personally or by mail, overnight courier service or electronic or wireless means. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.
Section 9.    At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 10.    Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all regular members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
COMMITTEES OF DIRECTORS
Section 11.    The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, no such committee shall have the power or authority in reference to:

Exhibit 3.1

(a)    approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or
(b)    adopting, amending or repealing any By-law.
Any such committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
Section 12.    Each committee shall keep written minutes of its meetings and report the same to the Board of Directors when required.
COMPENSATION OF DIRECTORS
Section 13.    All directors may be paid their expenses; if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. Directors may be paid an annual stipend or stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
NOTICES
Section 1.    Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the mail. Notice to directors may also be given by overnight courier service or electronic or wireless means.
Section 2.    Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of the By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS

Exhibit 3.1

Section 1.    The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer. The Board may designate from time to time either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation and may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.
Section 2.    The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer.
Section 3.    The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 4.    The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
Section 5.    The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
CHAIRMAN OF THE BOARD
Section 6.    The Chairman of the Board of Directors shall preside at meetings of the Board of Directors and of the stockholders. He shall have general power to execute bonds, mortgages, and other instruments requiring a seal, under the seal of the Corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. When the Board of Directors designates the Chairman as the Chief Executive Officer of the Corporation he shall have general supervision, direction and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman shall have such other specific duties as shall be assigned to him by the Board of Directors from time to time.
THE PRESIDENT
Section 7.    The President, in the absence or disability of the Chairman of the Board of Directors, shall preside at meetings of the Board of Directors and of the stockholders and shall perform the duties and exercise the powers of the Chairman of the Board of Directors. He shall have general power to execute bonds, mortgages and other instruments requiring a seal under the

Exhibit 3.1

seal of the Corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. When designated as Chief Executive Officer of the Corporation, the President shall have general supervision, direction and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; otherwise, he shall be the chief operating officer of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or by the Chairman of the Board of Directors.
THE VICE PRESIDENTS
Section 8.    In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event more than one Vice President is elected, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
Section 9.    The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
Section 10.    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
Section 11.    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

Exhibit 3.1

Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
Section 12.    He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
Section 13.    If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
Section 14.    The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
Section 1.    The Corporation shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation. The Corporation may indemnify any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was an employee or agent of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.
Section 2.    Notwithstanding the other provisions of this Article VI, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VI, or in defense

Exhibit 3.1

of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
Section 3.    The rights conferred on any person by Section 1 of this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise. All rights to indemnification under this Article VI shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-laws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations arising in connection with any acts, omissions, facts or circumstances occurring prior to such repeal or modification.
Section 4.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another enterprise against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the applicable provisions of the Delaware General Corporation Law.
Section 5.    The Corporation may, in its discretion, pay the expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition; provided, however, that expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VI or otherwise. Such expenses (including attorneys' fees) incurred by present or former employees or agents of the Corporation other than directors or officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
ARTICLE VII
CERTIFICATES OF STOCK
Section 1.    The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate, signed by,

Exhibit 3.1

or in the name of, the Corporation by the Chairman of the Board of Directors or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.
Section 2.    Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
LOST CERTIFICATES
Section 3.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
TRANSFERS OF STOCK
Section 4.    In the case of certificated shares of stock, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation may issue a new certificate to the person entitled thereto, and shall cancel the old certificate and record the transaction upon its books. In the case of uncertificated shares of stock, upon receipt by the Corporation or the transfer agent of proper transfer instructions from the registered holder of the shares accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or transfer agent shall record the transaction upon the Corporation’s books.
FIXING RECORD DATE
Section 5(a).    In order that the Corporation may determine the stockholders entitled to notice of at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty

Exhibit 3.1

nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of a meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of the stockholders entitled to vote at the adjourned meeting.
(b).In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any person seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request was received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(c).In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall

Exhibit 3.1

not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.
REGISTERED STOCKHOLDERS
Section 6.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VIII
GENERAL PROVISIONS
DIVIDENDS
Section 1.    Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
ANNUAL STATEMENT
Section 3.    The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
CHECKS
Section 4.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Exhibit 3.1

FISCAL YEAR
Section 5.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
SEAL
Section 6.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE IX
AMENDMENTS
Section 1.    These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting.